                                                                   EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We have issued our reports dated May 8, 1995, accompanying the consolidated financial statements and schedule included in the Annual Report of Kent Electronics Corporation and Subsidiaries on Form 10-K for the year ended April 1, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Kent Electronics Corporation on Form S-3, File No. 33-59108 and 33-48434, and Forms S-8, File Nos. 33-12028,
33-17821, 33-18527 and 33-66030.


/s/ GRANT THORNTON LLP
- ----------------------------
    GRANT THORNTON LLP


Houston, Texas
May 8, 1995